EXHIBIT 99.1

Lumera Corporation To Hold Conference Call To Discuss Q4 2006 Results
BOTHELL, Wash.--(BUSINESS WIRE)--Feb. 22, 2007--Lumera Corporation (NASDAQ:LMRA), an emerging leader in the field of nanotechnology, will hold its quarterly conference call to discuss fourth quarter 2006 results on March 8, 2007 at 4:30PM Eastern Standard Time (1:30PM Pacific Standard Time).
Details to access the conference call and the live audio web cast are as follows:
Conference call
(Please call approximately ten minutes prior to the scheduled start of the call)
Toll-free: 866.825.1709
International callers: 617.213.8060
Pass code: 39340297
Live Audio web cast: www.Lumera.com
Replay and archive information:
(Telephone replay available until March 15, 2007 6:30 PM)
Toll-free: 888-286-8010
International callers: 617-801-6888
Pass code: 49339768
Web cast will be archived on the Company's website at www.Lumera.com
About Lumera
Lumera is a leader in the emerging field of nanotechnology. The company designs proprietary molecular structures and polymer compounds for the bioscience and communications/computing industries, both of which represent large market opportunities. The company also has developed proprietary processes for fabricating such devices. For more information, please visit www.lumera.com.
CONTACT: Lumera Corporation
Helene F. Jaillet (Investor Relations), 425-398-6546
or
The Summit Group Communications
Todd Wolfenbarger (Media), 801-595-1155
http://www.lumera.com
SOURCE: Lumera Corporation